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                                                                    EXHIBIT 99.1


Host Marriott                               NEWS RELEASE
Corporation                                              10400 Fernwood Road
                                                         Bethesda, MD 20817

Contact:                                             Geof Wendt
                                                     Host Marriott Corporation
                                                     (301) 380-5694


HOST MARRIOTT CORPORATION ANNOUNCES SPECIAL CASH OR STOCK ELECTION DIVIDEND, SPINOFF OF CRESTLINE CAPITAL CORPORATION AND PARTNERSHIP APPROVAL TO ACQUIRE EIGHT PUBLIC LIMITED HOTEL PARTNERSHIPS (24 FULL-SERVICE MARRIOTT HOTELS)

BETHESDA, MD, December 18, 1998 - Host Marriott Corporation (NYSE:HMT) announced today that, in connection with its previously announced plan to convert into a real estate investment trust (REIT), its Board of Directors has declared a special dividend payable in either cash or common stock of Host Marriott, at the election of each Host Marriott stockholder, and a dividend of shares of common stock of Crestline Capital Corporation, a Maryland corporation and subsidiary of Host Marriott (Crestline). Both of these dividends are taxable to Host Marriott stockholders. As announced earlier this week at a special meeting of stockholders held on December 15, 1998, the stockholders of Host Marriott overwhelmingly approved a Merger Agreement, pursuant to which, among other things, Host Marriott would reincorporate in Maryland through a merger into its wholly owned subsidiary, HMC Merger Corporation (Host REIT), as part of the REIT conversion.

          The special cash or stock election dividend and the spin-off of Crestline are being made because, in order to qualify as a REIT for federal income tax purposes, Host Marriott is required to distribute to its stockholders all accumulated "earnings and profits," as determined for tax purposes, of Host Marriott prior to the end of the first taxable year for which the REIT election is effective. Both of these dividends count toward this requirement. Host Marriott also is required as a REIT to lease its hotels to a third party lessee which will be Crestline.

          The special election dividend will entitle each Host Marriott stockholder of record at 5:00 p.m. (EST) on December 28, 1998, to elect to receive either $1.00 in cash or .087 of a share of common stock of Host Marriott (which implies a value of $11.50 per share) for each outstanding share of Host Marriott common stock owned by such stockholder on the record date. Election forms are expected to be mailed on or about December 31, 1998 to the Host Marriott stockholders of record entitled to the special election dividend. The cash or stock election, which is irrevocable, must be exercised prior to 5:00 p.m. (EST) on January 22,


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1999. Any stockholder who fails to make a timely election will receive common stock of Host Marriott. The cash or stock elected in the special election dividend will be paid on or about January 27, 1999, with cash being paid in lieu of fractional shares. Assuming the expected merger of Host Marriott into Host REIT is completed, stockholders of Host Marriott who elect to receive stock in the special election dividend will receive common stock of Host REIT. Any stockholder whose ownership of Host REIT common stock would exceed the ownership limit in Host REIT's charter as a result of electing to receive stock will be entitled to receive only cash in the special election dividend.

          The Board of Directors also approved the spin-off of Crestline by declaring a dividend to Host Marriott stockholders of record at 5:00 p.m. (EST) on December 28, 1998 of one share of common stock of Crestline for each 10 shares of common stock of Host Marriott owned by such stockholder on the record date. Cash will be paid in lieu of fractional shares. The distribution date is 9:00 a.m. (EST) on December 29, 1998, with the mailing of Crestline stock certificates and checks for cash in lieu of fractional shares to Host Marriott stockholders of record to commence on that date. Crestline currently will be engaged in three business lines: leasing and subleasing full-service and limited-service hotels from Host REIT and others; asset management of hotels and senior living assets; and ownership of one of the premier portfolios of senior living assets in the country. Crestline will be the largest and best capitalized independent hotel leasing company. Crestline's common stock has been approved for listing on the New York Stock Exchange under the symbol "CLJ."

          Based on the number of currently outstanding shares of Host Marriott common stock, approximately 20.6 million shares of Crestline common stock will be distributed to Host Marriott stockholders of record, representing approximately 93.6% of the shares of Crestline common stock to be outstanding following the distribution. The remaining approximately 1.4 million shares of Crestline common stock are expected to be transferred by Host REIT's operating partnership in connection with its expected acquisition of 12 luxury full-service hotel properties and other assets from The Blackstone Group and its affiliates. In the unanticipated event the Blackstone acquisition is not completed, then the shares of Crestline common stock distributed to Host Marriott stockholders of record would represent 100% of the outstanding Crestline common stock.

          Host Marriott also announced today that is has received the necessary partner approvals to acquire eight public limited partnership that own 24 full-service Marriott hotels as part of the REIT conversion. These partnerships are Atlanta Marriott Marquis II Limited Partnership (owner of the Atlanta Marriott Marquis Hotel), Desert Springs Marriott Limited Partnership (owner of Marriott's Desert Springs Resort and Spa), Hanover Marriott Limited Partnership (owner of the Hanover Marriott Hotel), Marriott Diversified American Hotels, L.P. (owner of the Dayton Marriott Hotel, Fairview Park Marriott Hotel, Fullerton Marriott


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Hotel, Livonia Marriott Hotel, Marriott Hotel at Research Triangle Park and
Southfield Marriott Hotel), Marriott Hotel Properties Limited Partnership (owner of Marriott's Orlando World Center and Marriott's Harbor Beach Resort), Marriott Hotel Properties II Limited Partnership (owner of the Marriott Rivercenter Hotel, New Orleans Marriott Hotel, San Ramon Marriott Hotel and a controlling interest in the Santa Clara Marriott Hotel), Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P. (owner of the Marriott Suites O'Hare) and Potomac Hotel Limited Partnership (owner of the Albuquerque Marriott Hotel, Greensboro - High Point Marriott Hotel, Houston Marriott Medical Center Hotel, Marriott Mountain Shadows Resort, Miami Biscayne Bay Hotel, Raleigh Marriott Hotel, Seattle Sea-Tac Airport, Marriott Hotel and Tampa Westshore Marriott Hotel).

          Terence C. Golden, president and chief executive officer of Host Marriott, stated, "We believe that the REIT structure will be very beneficial to our company and our stockholders and are looking forward to its completion as soon as possible. I am very pleased with our extraordinary efforts in making substantial progress toward completing the REIT conversion by year-end. Our goal is to have the company positioned to elect REIT status effective January 1, 1999. We currently expect to consummate the merger of Host Marriott into Host REIT on December 29, 1998, and to close the Blackstone acquisition, the public partnership rollups and other hotel property acquisitions on December 30, 1998. While we still have a number of conditions to satisfy, we are diligently working towards completion of these transactions by year-end."

          Host Marriott Corporation is a lodging real estate company, which owns 104 upscale, and luxury full-service hotel properties primarily operated under Marriott and Ritz-Carlton brand names. Additionally, the Company through Crestline owns 31 senior living communities, all of which are operated by Marriott International. The Company also currently serves as general partner and holds minority interests in various unconsolidated partnerships which own 240 lodging properties, 20 of which are full-service hotels.

          For further information on Host Marriott Corporation, please visit our Website at http:\\www.hostmarriott.com.

          Certain matters discussed in this press release include forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. Certain of the transactions described herein are subject to certain consents of shareholders, lenders, debt holders and partners of Host Marriott and its affiliates and of other third parties and various other conditions and contingencies, and future results, performance and achievements will be affected by

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general economic, business and financing conditions, competition and governmental actions. The cautionary statements set forth in reports filed under the Securities Exchange Act of 1934 contain important factors with respect to such forward-looking statements including: (i) national and local economic and business conditions that will, among other things, affect demand for hotels and other properties, the level of rates and occupancy that can be achieved by such properties and the availability and terms of financing; (ii) the ability to maintain the properties in a first-class manner (including meeting capital expenditure requirements); (iii) the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;
(iv) the ability to acquire or develop additional properties and risk that potential acquisitions or developments may not perform in accordance with expectations; (v) the ability to obtain required consents of shareholders, lenders, debtholders, partners and ground lessors in connection with the Company's proposed conversion to a real estate investment trust (REIT) and to consummate all of the transactions constituting the REIT conversion (including the Blackstone acquisition); (vi) changes in travel patterns, taxes and government regulations; (vii) governmental approvals, actions and initiatives;
(viii) the effects of tax legislative action; (ix) the effect on the Company of the Year 2000 issues; and (x) the timing of the Company's election to be taxed as a REIT and the ability to satisfy complex rules in order to qualify for taxation as a REIT for federal income tax purposes and to operate effectively within the limitations imposed by these rules. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

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